UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2017 (the “Agreement Effective Date”), Ocular Therapeutix, Inc. (the “Company” or “Ocular Therapeutix”) entered into a transition, separation and release of claims agreement (the “Transition Agreement”) with James Fortune, pursuant to which Mr. Fortune has resigned from his role as Chief Operating Officer and any and all other positions he holds as an officer or employee of the Company, effective December 31, 2017, or such earlier date as may be mutually agreed upon by Mr. Fortune and the Company (the “Separation Date”).  Pursuant to the Transition Agreement, effective as of the Agreement Effective Date, the Employment Agreement, by and between the Company and Mr. Fortune, dated June 19, 2014, was terminated.

From the Agreement Effective Date to the Separation Date (the “Transition Period”), Mr. Fortune will continue to serve as Chief Operating Officer and as an at-will employee of the Company.  In addition to his regular duties, Mr. Fortune will also perform such additional transition duties as may be requested by and at the direction of the Company.  During the Transition Period, Mr. Fortune will continue to receive his base salary as in effect immediately prior to the Agreement Effective Date, and will remain eligible to participate in the Company’s benefits plans (pursuant to the terms and conditions of such plans).

Under the Transition Agreement, Mr. Fortune will be entitled to separation benefits in the form of (i) the continuation of his base salary for twelve months after the Separation Date in the same amount in effect as of the Agreement Effective Date and (ii) the payment of monthly premiums for healthcare and/or dental coverage at the same rate that is in effect on the Separation Date until the earlier of twelve months from the Separation Date or the date Mr. Fortune becomes eligible to receive such benefits under another employer’s benefit plan.  Should any annual bonus payments be made to active Company executives for the calendar year 2017, Mr. Fortune will also be eligible to receive a bonus payment in such amount, if any, he would have received had he remained employed with the Company through the date of such bonus payments.

The Transition Agreement also provides for, among other things, a release of claims by Mr. Fortune and ongoing non-solicitation, non-competition, non-disclosure and non-disparagement obligations applicable to Mr. Fortune and non-disparagement obligations applicable to the Company.

The foregoing description of certain terms of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	Transition, Separation and Release of Claims Agreement by and between Ocular Therapeutix, Inc. and James Fortune, dated as of October 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: October 13, 2017	By:	/s/ Antony Mattessich
Antony Mattessich
President and Chief Executive Officer